UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2023

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-56220 (Commission File Number)	84-3986354 (IRS Employer Identification No.)

2030 Powers Ferry Road SE, Suite 212,

Atlanta, Georgia 30339

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On August 8, 2023, the board of directors of Bitmine Immersion Technologies, Inc. (the “Company”) voted to expand the board from five members to six members, and appointed Lori Love to fill the newly-created seat, to hold office until the next meeting of shareholders at which directors are elected. Biographical information about Ms. Love is set forth below:

Lori Love is a licensed CPA and an experienced finance professional with 20+ years of experience in accounting, finance and risk management, both in public accounting and in the private sector. Her experience includes “C” level positions in cryptocurrency, energy, healthcare technology, financial services and consulting services. Since June 2022 to the present, Ms. Love has served as a Senior Manager for Eide Bailly’s outsourced managed services group. From October 2019 to December 2021, Ms. Love served as chief financial officer of CleanSpark, Inc., a NASDAQ listed company, where she was responsible for financial strategy, SEC financial reporting, and internal controls. From July 2015 to September 2019, Ms. Love was self-employed as a consultant where she provided out-sourced accounting services to various companies, including acting as chief financial officer for P2K Labs, LLC. Prior to 2015, Ms. Love served in the role of Senior Vice President of Finance at Provident Trust Group for over two years and as Vice President of Finance and Operations at WorldDoc, Inc. where she also served as a director. Prior to her work in the private sector, Ms. Love was an auditor with RSM McGladrey, where she focused primarily on financial services engagements. Ms. Love obtained her Bachelor of Business Administration (BBA) in Accounting from University of Nevada, Las Vegas and carries the CPA designation.

Ms. Love does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Ms. Love was appointed in order to provide industry expertise and guidance in regard to the Company’s plan to expand its Bitcoin mining and hosting business, and to obtain a listing of its common stock on a national securities exchange. The Company issued Ms. Love 150,000 shares of common stock, which vest at the rate of 10,000 shares per month as of the last day of each calendar month. In addition, Ms. Love will be entitled to such additional compensation that the board of directors may approve for attendance at board meetings and service on committees. Ms. Love has also agreed to serve on the Company’s newly formed audit committee, along with Jonathan Bates and Michael Maloney.

Item 8.01 Other Events

Press Release

The Company issued a press release on August 9, 2023. A copy of the press release is attached as Exhibit 99.1.

The information set forth in this Item 8.01 of Form 8-K is furnished pursuant to Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Item No.	Description

99.1	Press Release dated August 9, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: August 14, 2023	By:	/s/ Jonathan Bates
	Name:	Jonathan Bates
	Title:	Chief Executive Officer

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